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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

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Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              FAMILY BANCORP
                (Name of Registrant as Specified In Its Charter)

                              FAMILY BANCORP
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid: $47,323.58

   2) Form, Schedule or Registration Statement No.: 333-07507

   3) Filing Party: Peoples Heritage Financial Group, Inc.

   4) Date Filed: July 2, 1996

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                                   FAMILY BANK


MEMO: This document contains time-sensitive information. Please read immediately and respond as specified.


TO:             All ESOP Plan Participants

FROM:           David D. Hindle, President & Chief Executive Officer

DATE:           July 19, 1996

SUBJECT:        August 22, 1996 Special Meeting of Shareholders - Voting ESOP
                Shares



As a participant in the Bank's Employee Stock Ownership Plan ("ESOP"), you have the right to instruct the Plan Trustee, State Street Bank and Trust Company, as to how the bank stock held in your account should be voted at the upcoming Special Meeting of Shareholders being held in connection with the proposal to approve an Agreement and Plan of Merger between Peoples Heritage Financial Group, Inc., Peoples Heritage Merger Corp. and Family Bancorp. A copy of the Notice of Meeting, Prospectus and joint Proxy Statement is enclosed for your review.


                               VOTING INSTRUCTIONS
                               -------------------

                             YOUR VOTE IS IMPORTANT!

Please exercise your voting right by completing the enclosed form and returning it SEALED in the envelope provided to Ann Pratt in Executive Administration BY NO LATER THAN FRIDAY, AUGUST 9TH.

To vote FOR the transaction described in the proxy statement, simply date and sign the Proxy Instruction Form. The Merger requires approval of the holders of two-thirds of the outstanding Family Common Stock.

The ESOP provides that any bank stock that the Plan Trustee has the power to vote but which has not been allocated to the account of any participant will be voted by the Plan Trustee in the same proportion as the Plan Trustee is directed to vote the bank stock with respect to which instructions have been received.




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Be assured that all voting is held in strictest confidence. Your sealed envelope is submitted intact to State Street Bank & Trust, the Plan Trustee, for voting.

Your support and timely response are appreciated.





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                                   FAMILY BANK

                          Employee Stock Ownership Plan
                             Proxy Instruction Form


TO:   STATE STREET BANK AND TRUST, TRUSTEE
      FAMILY BANK EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (ESOP)


The undersigned hereby directs State Street Bank and Trust, Trustee of Family Bank's Employee Stock Ownership Plan and Trust ("ESOP"), to vote the number of shares indicated below as instructed on this Proxy Instruction Form.


      I UNDERSTAND THAT UNLESS I INDICATE DIFFERENTLY BELOW, THE SHARES ALLOCATED TO MY ESOP ACCOUNT WILL BE VOTED FOR THE FOLLOWING:

      The proposal to approve an Agreement and Plan of Merger, dated as of May 30, 1996, by and among Peoples Heritage Financial Group, Inc. ("PHFG"), Peoples Heritage Merger Corp. ("PHMC") and Family Bancorp ("Family"), which provides, among other things, for (i) the merger of Family with PHMC (the "Merger") and (ii) the conversion of each share of Common Stock of Family outstanding immediately prior to the Merger (other than any dissenting shares under Massachusetts law and certain shares held by PHFG) into the right to receive 1.26 shares of Common Stock of PHFG, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

            /  /   FOR              /  /   AGAINST          /  /  ABSTAIN



In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

The undersigned ESOP Participant hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Joint Proxy Statement in connection with the foregoing.


Name:                               Signature:
                                              --------------------------------

Share Allocation:                   Date:
                                         -------------------------------------